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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

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
   NAME                                                             JURISDICTION
   ----                                                             ------------
   Coinmach Corporation............................................   Delaware
   Grand Wash & Dry Launderette, Inc. .............................   New York
   Super Laundry Equipment Corp. ..................................   New York
   Coinmach Laundromat GP Corp. ...................................   New York
   Coinmach Laundromat LP Corp. ...................................   New York
   Coinmach Laundromat Holding, LP.................................   New York
   Maquilados Automaticos SA de CV.................................   Mexico
   Automatica SA de CV.............................................   Mexico
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